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As filed with the Securities and Exchange Commission on October 27,
1998.                                    Registration No. 33-
=======================================================================
                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                              FORM S-8
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         KAMAN CORPORATION
       (Exact name of issuer as specified in its charter)
     Connecticut                            06-0613548
(State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)       Identification Number)
             Blue Hills Avenue, Bloomfield, CT  06002
             (Address of Principal Executive Offices)
            KAMAN CORPORATION 1993 STOCK INCENTIVE PLAN
                     (Full title of the plan)
                        Candace A. Clark
                      Senior Vice President,
                 Chief Legal Officer and Secretary
                         Kaman Corporation
              Blue Hills Avenue, Bloomfield, CT  06002
                          (860) 243-7100
     (Name, address and telephone number of agent for service)
                  CALCULATION OF REGISTRATION FEE
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                                  Proposed      Proposed
Title of                          Maximum       Maximum
Securities          Amount        Offering      Aggregate   Amount of
to be               to be         Price         Offering    Registration
Registered          Registered(1) Per Share(2)  Price(2)    Fee(3)
------------------------------------------------------------------------
Class A Common      1,250,000     $16.5625      $20,703,125 $5,755.47
Stock, $1.00 par      shares
value per share
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(1)  The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired, forfeited or surrendered awards respecting Class A Common
Stock, or pursuant to the antidilution adjustment provisions of the plan.
(2) In accordance with Rule 457, calculated on the basis of the average of the high and low prices for the Class A Common Stock on the Nasdaq National Market on October 26, 1998.
(3) 960,000 shares of the Class A Common Stock issuable under the plan were previously registered on Registration Statement No. 33-51483 which carried forward 675,992 shares under a predecessor plan which were previously registered on Registration Statement No. 2-94835. Of those shares, 1,105,539 shares are being carried forward to the prospectus related to this Registration Statement. A registration fee of $3,186.21 was previously paid by the Registrant with respect to those shares previously registered.
              The Exhibit Index is located at page 4.
                        Page 1 of 4 pages.
As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under the Registration Statement No. 33-51483 on Form S-8.
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INCORPORATION OF CONTENTS OF EARLIER REGISTRATION STATEMENT BY REFERENCE


     The purpose of this Registration Statement is to register 1,250,000 shares of the Registrant's Class A Common Stock, $1.00 par value per share, in addition to the 960,000 shares previously registered, in connection with the Registrant's 1993 Stock Incentive Plan. Pursuant to General Instruction E of Form S-8, the Registrant's Registration Statement (Registration No. 33-51483) on Form S-8 filed with the Commission on December 16, 1993 in connection with such Plan is incorporated herein by reference.


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                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield, Connecticut, on October 27, 1998.

                                  KAMAN CORPORATION

                                  By:  Robert M. Garneau
                                  Executive Vice President and
                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                      Date


Charles H. Kaman    Chairman, President and          October 27, 1998
                    Chief Executive Officer


Robert M. Garneau   Executive Vice President         October 27, 1998
                    and Chief Financial Officer
                    (Principal Financial Officer)


Charles H. Kaman    Director and                     October 27, 1998
                    Attorney-in-fact for:

Brian E. Barents                                           Director
Fred A. Breidenbach                                        Director
E. Reeves Callaway, III                                    Director
Frank C. Carlucci                                          Director
Laney J. Chouest                                           Director
John A. DiBiaggio                                          Director
Edythe J. Gaines                                           Director
Huntington Hardisty                                        Director
C. William Kaman, II                                       Director
Eileen S. Kraus                                            Director
Hartzel Z. Lebed                                           Director
Walter H. Monteith, Jr.                                    Director
John S. Murtha                                             Director
Wanda L. Rogers                                            Director

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                           EXHIBIT INDEX



No.          Description

4.1 Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 33-51485), as amended, filed with the Commission on December 16, 1993)

4.2 By-Laws, as amended, of the Company (Incorporated by reference to Exhibit 3(b) to the Company's
             Annual Report on Form 10-K for the year ended
             December 31, 1990)

5            Opinion of Murtha, Cullina, Richter and Pinney, LLP

23.1         Consent of KPMG Peat Marwick LLP

23.2 Consent of Murtha, Cullina, Richter and Pinney LLP contained in their opinion filed as Exhibit 5

24           Power of Attorney


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